INVESCO UTILITIES FUND                                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 3/31/2010
FILE NUMBER :      811-3826
SERIES NO.:        9

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $ 3,303

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $   317
          Class C               $   227
          Class Y               $    21
          Investor Class        $ 1,510
          Institutional Class   $   331

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                0.3442

        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                0.2438
          Class C                0.2459
          Class Y                0.3810
          Investor Class         0.3470
          Institutional Class    0.4218

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                 9,266

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                 1,127
          Class C                   899
          Class Y                    73
          Investor Class          4,208
          Institutional Class       710

74V.    1 Net asset value per share (to nearest cent)
          Class A               $ 14.00

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $ 14.04
          Class C               $ 14.15
          Class Y               $ 14.11
          Investor Class        $ 14.11
          Institutional Class   $ 14.00